UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 2, 2007
Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.
(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416
(Address of principal executive offices, including zip code)

(952) 215-0660
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03             AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On May 2, 2007, our Board of Directors approved an amendment to Article 3, Section 3.9 of our Bylaws to provide that an Executive Committee, if elected by our Board, will consist of not less than three “independent directors” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market.  The amendment further provides that, when the Board is not in session, such Executive Committee will have all power vested in the Board by law, by our Articles of Incorporation, or by our Bylaws.

The Amended and Restated Bylaws are effective as of May 2, 2007, and are attached as Exhibit 3 to this Current Report on Form 8-K.

ITEM 8.01     OTHER EVENTS.

Lead Director

On May 2, 2007, our Board of Directors appointed Bruce H. Senske as our Lead Director.  We expect our Lead Director to maintain an active, ongoing and collaborative relationship with our Chairman and Chief Executive Officer.  He will schedule and preside at executive sessions of our independent directors and give our Chairman and Chief Executive Officer feedback on the matters discussed.  He will participate with the Chairman and Chief Executive Officer in preparation for board and committee meetings, including suggesting agenda items.  He also will provide a supplemental channel for communications between board members and the Chairman and Chief Executive Officer.

Executive Committee

On May 2, 2007, our Board of Directors elected an Executive Committee consisting of three “independent directors” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and our Chief Executive Officer.  Specifically, Bruce H. Senske, Eugene E. McGowan, James G. Gilbertson and Steven J. Wagenheim were elected by the Board of Directors to serve on the Executive Committee.  When the Board of Directors is not in session, the Executive Committee will have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by the Bylaws.  The Executive Committee will report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.

Non-Employee Director Compensation

On May 2, 2007, upon the recommendation of the Compensation Committee, our Board of Directors authorized revised cash compensation for non-employee directors.  Effective May 2, 2007, non-employee directors will receive (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter, and (2) $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders.  Our Lead Director will receive an additional annual retainer of $5,000.  The Chairmen of our Audit Committee and Compensation Committee will each receive an additional annual retainer of $5,000.  The Chairman of our Corporate Governance and Nominating Committee will receive an additional annual retainer of $2,500.

Non-employee directors also receive automatic awards of stock options for the purchase of 15,000 shares of common stock per year under the 1997 Director Stock Option Plan (the “DSOP”).  Effective July 2007, awards may no longer be made under the DSOP.  Our Board of Directors seeks to bridge the gap in equity compensation for non-employee directors between the expiration of the DSOP and the adoption of any future equity plan for non-employee directors.  As a result, on May 2, 2007, upon the recommendation of the Compensation Committee, our Board resolved that award of stock options for the purchase of 15,000 shares of common stock per year should continue to be made to each non-employee director on the anniversary of his election to the Board under the 2002 Equity Incentive Plan (when the DSOP is no longer available for such purpose).  The Board further resolved that such awards are to have the same terms and conditions as those made under the DSOP; provided, however, that they are to be exercisable for a period of ten years rather than five years.  The Compensation Committee is presently evaluating alternative means of providing equity awards to non-employee directors.

Cautionary Statement

We are filing herewith a Cautionary Statement pursuant to the Private Securities Litigation Reform Act of 1995 for use as a readily available written document to which reference may be made in connection with forward-looking statements, as defined in such act.  Such Cautionary Statement, which appears as Exhibit 99 to this report, is incorporated by reference in response to this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: May 4, 2007	By:	/s/ Peter P. Hausback
Peter P. Hausback
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3	Amended and Restated Bylaws of the Registrant, dated May 2, 2007.

99	Cautionary Statement, dated May 4, 2007.